UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 769-3550

(Registrant's telephone number, including area code)

__________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leave of Absence; Appointment

On September 6, 2016, Mr. Ning Liu, Global Future City Holding Inc.’s (the “Company”) Chief Executive Officer, President, and Chairman of the Board, requested that he take a temporary 30 day leave of absence (the “Leave of Absence”) from such positions. The Company’s board of directors (the “Board”) granted and approved Mr. Liu’s request.

In consideration of the Leave of Absence, the Board appointed Mr. Michael Dunn, the Company’s Chief Financial Officer, to act as the Company’s interim Chief Executive Officer, interim President, and interim Chairman of the Board until Mr. Liu returns from the Leave of Absence.

On September 6, 2016, Mr. Dunn accepted such appointments. The biography for Mr. Dunn was filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Commission on April 13, 2016, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FUTURE CITY HOLDING INC.
Dated: September 9, 2016	By:	/s/ Michael Dunn
Michael Dunn
Interim Chief Executive Officer, Chief Financial Officer